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                           OPTION TO PURCHASE COMMON STOCK

       THIS OPTION TO PURCHASE COMMON STOCK (this "Agreement") is made as of this 1st day of January, 1998, by and between MICHAEL W. JORE ("Optionor"), and MATTHEW B. JORE ("Optionee").

                                       RECITAL

       Optionor is the owner of certain Jore Corporation common stock, which is described in EXHIBIT A (the "Stock"). Subject to the terms and conditions contained in this Option, Optionor desires to give to Optionee and Optionee desires to acquire from Optionor an option to purchase the Stock.

                                      AGREEMENT

       NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties hereinafter set forth, the parties hereby agree as follows:

       1. GRANT OF OPTION. Subject to the terms and conditions contained in this Agreement, Optionor hereby grants to Optionee the option to purchase the Stock (the "Option"). The term Stock as defined and used herein shall include
(i) the Stock described in EXHIBIT A, (ii) all additions to the number of shares held whether through stock splits or stock dividends, or additional shares purchased by Optionor.

       2. OPTION PRICE. The exercise price for the Option is Two Hundred Ten Dollars and no/100 ($210.00) per share (the "Option Price"), to be paid in cash within thirty (30) days of Optionee's exercise under Section 4.

       3. TERM OF OPTION. The term of the Option shall commence on the date of this Agreement and shall terminate on the date which is ten years hereafter (the "Option Period").

       4. EXERCISE OF OPTION. Optionee may exercise the Option at any time during the Option Period by delivering written notice to Optionor of such exercise. In the event Optionee fails to exercise the Option during the Option Period, the Option shall automatically terminate and be of no further force or effect.

       5. CLOSING; TERMS OF PURCHASE. Within thirty (30) days of the date of exercise of the Option or at such other date as Optionor and Optionee may agree (the "Closing Date"), the purchase and sale of the Stock shall close (the "Closing").

              5.1 PURCHASE PRICE. The purchase price for the Stock shall be $210.00 per share (the "Purchase Price"). At Closing, Optionee shall pay the Purchase Price in cash to Optionor.

              5.2 DOCUMENTS TO BE DELIVERED BY OPTIONOR. At or prior to the Closing, Optionor shall duly execute and deliver or cause to be delivered to Escrow the original stock certificates representing the Stock listed in Exhibit A along with duly executed stock assignments transferring the ownership to Optionee.

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STOCK OPTION AGREEMENT             PAGE 1
MICHAEL W. JORE

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              5.3   REPRESENTATIONS AND WARRANTIES OF OPTIONOR. Optionor
hereby represents and warrants to Optionee as of the date of this Agreement and as of the Closing Date that:

                     (a) ORGANIZATION. Optionor has full right, title, authority and capacity to execute and perform this Agreement and to consummate all of the transactions contemplated hereunder, and the individuals who on Optionor's behalf execute and deliver this Agreement and all documents to be delivered by Optionor hereunder are and shall be duly authorized so to do;

                     (b) CONTRACTS. There are no contracts or other obligations outstanding for the sale, exchange or transfer of the Stock or any portion thereof; and there are no contracts of employment, management, maintenance, service, or supply outstanding which affect any portion of the Stock or its operation;

                     (c) TITLE TO STOCK. Optionor will, on the Closing Date, have good, marketable and insurable title to all of the Stock free and clear of all mortgages, liens, pledges, encumbrances, charges, agreements, claims, and restrictions;

                     (d) FUTURE AGREEMENTS. From and after the date of this Agreement, Optionor shall not, without the prior written consent of Optionee,
(i) enter into any agreement, contract, commitment, lease or other transaction which affects the Stock in any way, or (ii) sell, dispose of or encumber any portion of the Stock;

                     (e) INFORMATION TRUE. All statements made by Optionor herein are true and correct to the best of Optionor's knowledge, and the information provided and to be provided by Optionor to Optionee hereunder does not and will not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact (which is known, or in the exercise of reasonable diligence by Optionor, should have been known) necessary in order to make any statement contained therein not false or misleading in any material respect;

                     (f) NO OTHER WARRANTIES. EXCEPT FOR THE WARRANTIES SPECIFICALLY SET OUT IN SECTION 6.3 HEREIN, Optionor EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES AND REPRESENTATIONS WITH RESPECT TO THE STOCK INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND Optionee EXPRESSLY ACKNOWLEDGES TAKING TITLE TO THE STOCK UNDER THIS AGREEMENT AND AT CLOSING "AS IS;"

In the event, during the period between the date of this Agreement and the Closing Date, Optionor has actual knowledge of, learns of, or has reason to believe any of the above representations and warranties may cease to be true, Optionor hereby covenants to immediately give written notice to Optionee of the change of circumstances. Upon the occurrence of such a change in circumstances, Optionee may, at its sole option, terminate this Agreement and the Option Price plus accrued interest shall promptly be returned to Optionee.

              5.4 REPRESENTATIONS AND WARRANTIES OF OPTIONEE. Optionee hereby represents and warrants to Optionor as of the date of this Agreement and as of the Closing Date that Optionee has

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STOCK OPTION AGREEMENT             PAGE 2
MICHAEL W. JORE
full right, title, authority and capacity to execute and perform this Agreement and to consummate all of the transactions contemplated hereunder, and the individuals who on Optionee's behalf execute and deliver this Agreement and all documents to be delivered by Optionor hereunder are and shall be duly authorized so to do.

              5.5 COVENANTS OF OPTIONOR. Optionor covenants and agrees with Optionee that from and after the date hereof and until the Closing Date, Optionor (i) shall maintain the Stock in the same manner as on the date of this Agreement, (ii) shall not do or cause to be done anything that would cause any representation or warranty of Optionor hereunder to be untrue, and
(iii) shall not enter into any debt transaction or other agreement resulting in an encumbrance on the Stock.

              5.6 CONDITIONS PRECEDENT TO OPTIONEE'S OBLIGATION TO CLOSE. Optionee's obligation to consummate the transactions contemplated hereunder is conditioned upon satisfaction (or written waiver by Optionee) of each of the following conditions at or prior to Closing (or such earlier date as is specified with respect to a particular condition):

                     (a) TITLE. Optionor shall clear title to all the shares of Stock;

                     (b) DOCUMENTS. Optionor shall delivered to Optionee all documents and instruments to be delivered to Optionee at Closing under the terms of this Agreement;

                     (c) REPRESENTATIONS AND PERFORMANCE. The representations and warranties made by Optionor hereunder shall be true and correct in all material respects at and as of Closing, and Optionor shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement required to be performed or complied with by Optionor prior to or at Closing;

If all of the above conditions are not satisfied at or prior to Closing (or such earlier date as is specified with respect to a particular condition) Optionee may terminate this Agreement by written notice to Optionor, and the Option Price plus accrued interest shall promptly be refunded to Optionee.

              5.7 CONDITIONS PRECEDENT TO OPTIONOR'S OBLIGATION TO CLOSE. Optionor's obligation to consummate the transactions contemplated hereunder is subject to satisfaction (or written waiver by Optionor) of the following conditions, at or prior to Closing (or such earlier date as is specified with respect to a particular condition):

                     (a) REPRESENTATIONS AND PERFORMANCE. The representations and warranties made by Optionee hereunder shall be true and correct in all material respects at and as of Closing, and Optionee shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement required to be performed or complied with by Optionee prior to or at Closing;

                     (b) PAYMENT AND EXECUTION OF DOCUMENTS. Optionee shall have delivered to Escrow the Purchase Price and shall have executed and delivered to Optionor all documents required to be executed and delivered by Optionee hereunder;

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STOCK OPTION AGREEMENT             PAGE 3
MICHAEL W. JORE

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              5.8   OPTIONOR'S INDEMNITY. Optionor agrees to indemnify and
hold Optionee harmless from and against any and all liability, loss, damage or expense (including reasonable attorneys' fees and costs), as a result of any action, suit, proceeding, lien or claim affecting the Stock or any portion thereof including any contracts and/or services related thereto, in relation to which the facts which give rise to such actions, suits or proceedings arose or occurred prior to the Closing Date. Without limiting the generality of the foregoing, Optionor shall indemnify and hold Optionee harmless from and against any and all claims, causes of action, liabilities, damages, judgments, demands, fees, obligations, assessments, costs (including reasonable attorneys' fees) and expenses of any kind or nature arising from
(i) the use of the Stock by Optionor, (ii) the status of the Stock prior to the Closing Date.

              5.9 OPTIONEE'S INDEMNITY. Optionee agrees to indemnify and hold Optionor harmless from and against any and all liability, loss, damage or expense (including reasonable attorneys' fees and costs), as a result of any action, suit, proceeding, lien or claim affecting the Stock or any portion thereof including any contracts and/or services related thereto, in relation to which the facts which give rise to such actions, suits or proceedings arose or occurred after the Closing Date. Without limiting the generality of the foregoing, Optionee shall indemnify and hold Optionor harmless from and against any and all claims, causes of action, liabilities, damages, judgments, demands, fees, obligations, assessments, costs (including reasonable attorneys' fees) and expenses of any kind or nature arising from
(i) the use of the Stock by Optionee, (ii) the status of the Stock caused by Optionee after the Closing Date.

              5.10 SURVIVAL. The provisions of this Agreement shall survive Closing.

       6. ATTORNEYS' FEES. If it shall be necessary for either Optionee or Optionor to employ an attorney to enforce their rights pursuant to this Agreement because of the default of the other party, the defaulting party shall reimburse the non-defaulting party for reasonable attorneys' fees and expenses.

       7. NOTICES. All notices, demands, requests and other communications required or permitted hereunder shall be in writing and shall be given by hand delivery, overnight courier, or certified mail, postage prepaid, addressed to the parties at the addressed listed below. All notices so delivered shall be effective upon receipt (or when receipt is refused).

              IF TO Optionor:

              Michael W. Jore
              Jore Corporation
              45O00 Highway 93 South
              Ronan, MT 59864

              IF TO Optionee:

              Matthew B. Jore
              Jore Corporation
              45000 Highway 93 South
              Ronan, MT 59864

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STOCK OPTION AGREEMENT             PAGE 4
MICHAEL W. JORE

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              WITH A COPY TO:
              David H. Bjornson
              Bjornson Law Offices
              210 North Higgins, Suite 234
              Missoula, MT 59802

       8. GOVERNING LAW; VENUE. The laws of the state of Montana shall govern the validity, enforcement, and interpretation of this Agreement. Any dispute or cause of action under this Agreement shall be resolved in a court of competent subject matter jurisdiction in Missoula County District Court, State of Montana.

       9. INTEGRATION; MODIFICATION; WAIVER. This Agreement constitutes the complete and final expression of the agreement of the parties relating to the Stock, and supersedes all previous contracts, agreements and understandings of the parties, either oral or written, relating to the Stock. This Agreement cannot be modified, or any of the terms hereof waived, except by an instrument in writing (referring specifically to this Agreement) executed by Optionor and Optionee.

       10. COUNTERPART EXECUTION. This Agreement may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

       11. INVALID PROVISIONS. If any one or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of any such provision shall not be affected thereby.

       12. ASSIGNMENT; BINDING EFFECT. Optionee may assign its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of Optionor and Optionee, and their respective heirs, personal representatives, successors and assigns.

       13. WAIVERS. No waiver of any breach or default by any party of the terms of this Agreement shall be considered to be a waiver of any other breach or default.

       14. EXHIBITS. The exhibits attached hereto are incorporated herein by this reference as if fully set forth herein.

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STOCK OPTION AGREEMENT             PAGE 5
MICHAEL W. JORE

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       IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first above written.

                                   OPTIONOR:

                                   /s/ Michael W. Jore
                                   -----------------------------
                                   Michael W. Jore

                                   OPTIONEE:

                                   /s/ Matthew B. Jore
                                   -----------------------------
                                   Matthew B. Jore

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STOCK OPTION AGREEMENT             PAGE 6
MICHAEL W. JORE